UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2016

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 17, 2016, Mr. Frederick Driscoll tendered his resignation from the Board of Directors (the “Board”) of Mateon Therapeutics, Inc. (the “Company”), effective August 17, 2016. The Company is filing this Current Report on Form 8-K to report that resignation and the receipt of a related notice from the Nasdaq Stock Market, Inc. (the “NASDAQ”).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On August 18, 2016, the NASDAQ notified the Company that under the cure period provisions of NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4), the NASDAQ will provide the Company until the earlier of August 17, 2017 or the date of the Company’s next annual shareholder meeting to comply with the NASDAQ’s director and audit committee independence requirements as set forth in the NASDAQ’s Listing Rules.

On August 18, 2016, the NASDAQ also notified the Company that, as a result of Mr. Driscoll’s resignation, the Company no longer complies with the NASDAQ’s audit committee and director independence requirements as set forth in Listing Rule 5605. Specifically, the Company is not currently in compliance with the “Majority Independent Board” requirement of NASDAQ Listing Rule 5605(b)(1) and the “Audit Committee Composition” requirement of NASDAQ Listing Rule 5605(c)(2)(A). The NASDAQ further noted that if the Company does not regain compliance with these Listing Rules by the earlier of August 17, 2017 or the date of the Company’s next annual meeting, the shares of the Company’s common stock currently traded on the NASDAQ Capital Market will be subject to delisting.

The Company intends to appoint one or more additional independent directors to its Board and its Audit Committee prior to the end of the cure period provided by the NASDAQ Listing Rules noted above.

(b) On August 17, 2016, the Company notified the NASDAQ that Frederick Driscoll had tendered his resignation from the Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(b) Prior to Mr. Driscoll’s resignation from the Board, he was chairman of the Board, chairman of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

The Company notes that Mr. Driscoll’s resignation was not the result of any disagreement with the Company relating to the Company’s policies or practices.

Effective August 18, 2016, the Board has appointed William D. Schwieterman, M.D., the Company’s President and Chief Executive Officer, to serve as Chairman of the Board. Dr. Schwieterman’s compensation arrangements, as previously disclosed, will not change in connection with his appointment as Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: August 22, 2016	/s/ Matthew M. Loar
By: Matthew M. Loar
Chief Financial Officer